Exhibit 10.2

OCCIDENTAL PETROLEUM CORPORATION
MODIFIED DEFERRED COMPENSATION PLAN
(Effective December 31, 2006
Amended and Restated Effective January 1, 2018)

ARTICLE I
PURPOSE
Effective December 31, 2006, the Occidental Petroleum Corporation Deferred Compensation Plan 2 (the “DCP2”) was merged with and into the Occidental Petroleum Corporation 2005 Deferred Compensation Plan (the “2005 DCP”), which was amended and restated as the Occidental Petroleum Corporation Modified Deferred Compensation Plan (the “Plan”). Effective December 31, 2006, for each Participant making a Special Transition Rule Election under Section 5.11, the Deferral Account (if any) of such Participant under the DCP2 was merged with the Deferral Account (if any) of such Participant under the 2005 DCP, the Savings Plan Restoration Account (if any) of such Participant under the DCP2 was merged with the Savings Plan Restoration Account (if any) of such Participant under the 2005 DCP, the SEDCP Deferral Account (if any) of such Participant under the DCP2 was transferred to the 2005 DCP, and all such accounts are governed by the terms of this Plan. For Participants not making such an election, any Deferral Account, Savings Plan Restoration Account, or SEDCP Deferral Account of such Participant under the DCP2 or 2005 DCP is subject to the terms of this Plan but maintained separate from each other. The Plan was amended and restated effective November 1, 2008 and was subsequently amended and restated effective January 1, 2017. This January 1, 2018 restatement of the Plan is generally effective as of January 1, 2018, except as otherwise specifically set forth herein.

The purpose of the Plan is to provide a tax-deferred opportunity for key management and highly compensated employees of Occidental Petroleum Corporation and its Affiliates (as defined below) to accumulate additional retirement income through deferrals of compensation.

This Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code, and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Plan is deferred.

ARTICLE II
DEFINITIONS
Whenever the following words and phrases are used in this Plan with the first letter capitalized, they shall have the meanings specified below:

Affiliate. “Affiliate” means (i) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (ii) any entity (whether or not incorporated) that is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase “more than 50%”

substituted for the phrase “at least 80%” each place it appears in the Treasury Regulations under Code Section 414(c)).

Alternate Payee. “Alternate Payee” means a former spouse of a Participant who is recognized by a Divorce Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

Amortization Method. “Amortization Method” means an annual installment method of paying a Participant’s benefits under which the Company will pay the Participant an initial payment in an amount equal to (i) plus (ii) divided by (iii), where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding such payment, (ii) is the amount of interest that would accrue during the entire payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such initial payment if the Declared Rate then in effect remained unchanged and (iii) is the number of years over which annual installments are to be paid. For each Plan Year after the initial benefit payment is made, the annual benefit payment will be determined under the same equation where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding the benefit payment, (ii) is the amount of interest that would accrue during the remaining payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such annual payment if the Declared Rate then in effect remained unchanged and (iii) is the number of annual payments remaining. Notwithstanding anything in the Plan to the contrary, the Amortization Method shall not be available with respect to benefits earned on or after January 1, 2017.

Base Salary. “Base Salary” means the base salary earned by a Participant during pay periods ending in a Plan Year, excluding Bonus, all severance allowances, forms of incentive compensation, Savings Plan, Retirement Plan or other Company qualified plan contributions or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferrals under this Plan or any other plan of the Company or reductions under the Company’s Savings Plan allowed under Code Section 401(k).

Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Article VI.

Beneficiary Benefit. “Beneficiary Benefit” means the payment to a Participant’s Beneficiary of the value of the Participant’s Deferral Accounts pursuant to Section 5.2 on account of the Participant’s death.

Board. “Board” means the Board of Directors of Occidental Petroleum Corporation.

Bonus. “Bonus” means the bonus earned by a Participant under a regular annual incentive compensation plan (excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus) during a Plan Year prior to reduction for any deferral under this Plan or any other plan of the Company.

Change in Control. “Change in Control” means (i) for purposes of Sections 8.1 and 8.2(a), any event described in (a), (b), (c) or (d) below, and (ii) for purposes of Section 5.6, any event that constitutes a “change in control event” for purposes of Code Section 409A and Treas. Reg. § 1.409A-3(i)(5) (or any successor provisions) and that is described in subsection (a), (b), (c) or (d) below:

(a)    Approval by the stockholders of Occidental Petroleum Corporation (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of Occidental Petroleum Corporation, other than in the context of a transaction that does not constitute a Change in Control under subsection (b) below;
(b)    Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of Occidental Petroleum Corporation’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of Occidental Petroleum Corporation (a “Business Combination”), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of Occidental Petroleum Corporation’s voting securities immediately before the Business Combination; (ii) no “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the “Exchange Act”)), excluding the Successor Entity or any employee benefit plan of Occidental Petroleum Corporation and any trustee or other fiduciary holding securities under an Occidental Petroleum Corporation employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an “Excluded Person”), beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;
(c)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental Petroleum Corporation representing 20% or more of the combined voting power of Occidental Petroleum Corporation’s then outstanding voting securities, other than as a result of (i) an acquisition directly from Occidental Petroleum Corporation; (ii) an acquisition by Occidental Petroleum Corporation; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Occidental Petroleum Corporation or a Successor Entity; or
(d)    During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by Occidental Petroleum Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
Class Year Subaccount. “Class Year Subaccount” means each subaccount of a Participant’s Deferral Account established for distribution purposes to separately account for deferred Base Salary and/or Bonus and/or any related Savings Plan Restoration Contributions (and interest credited thereto) for each Plan Year beginning on or after January 1, 2018.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Committee. “Committee” means the administrative committee appointed to administer the Plan pursuant to Article III.

Company. “Company” means Occidental Petroleum Corporation, or any successor thereto, and any Affiliates.

Company Management. “Company Management” means the Chairman of the Board, President or any Executive Vice President of Occidental Petroleum Corporation.

Compensation. “Compensation” means Base Salary and/or Bonus.

DCP Deferral Account. “DCP Deferral Account” means the account maintained on the books of account of the Company for each Participant pursuant to Article IV to account for amounts deferred under the 1988 DCP prior to January 1, 1999, and the amounts subsequently deferred under the Prior Plan, the DCP2, the 2005 DCP and this Plan.

DCP Deferral Amount. “DCP Deferral Amount” means an amount of a Participant’s Base Salary and/or Bonus that is deferred under the Plan, including amounts deferred under the 1988 DCP, the Prior Plan, the DCP2, the 2005 DCP and this Plan.

DCP2. “DCP2” means the Occidental Petroleum Corporation Deferred Compensation Plan 2, effective as of October 12, 2006.

Declared Rate. “Declared Rate” with respect to any Plan Year means the rate at which interest will be credited on Deferral Accounts for such Plan Year. The Declared Rate for each Plan Year commencing on or after January 1, 2009, will be the monthly yield on 5-year Treasury Constant Maturities plus 2%. Notwithstanding the foregoing, the Declared Rate for DCP Deferral Amounts that were earned and deferred prior to 1994 under the 1988 DCP (including bonuses which were earned for 1993), together with accumulated interest thereon, will in no event be less than 8% for any Plan Year. Accordingly, the Declared Rate for any Plan Year may be different for DCP Deferral Amounts that were earned and deferred under the 1988 DCP prior to January 1, 1994 than for DCP Deferral Amounts earned after such date.

Deferral Account(s). “Deferral Account(s)” means a Participant’s DCP Deferral Account and/or SEDCP Deferral Account (if any) and/or Savings Plan Restoration Account (if any) maintained on the books of account of the Company for each Participant pursuant to Article IV.

Deferral Election Form. “Deferral Election Form” means a paper or electronic election form provided by the Committee on which an Eligible Employee may elect to defer Base Salary and/or Bonus in accordance with Article IV.

Distribution Election Form. “Distribution Election Form” means a paper or electronic election form provided by the Committee on which a Participant may elect the form of payment of his benefits in accordance with Articles IV and V.

Divorce Order. “Divorce Order” means any judgment, decree, or order (including judicial approval of a property settlement agreement) that relates to the settlement of marital property rights between a Participant and his former spouse pursuant to state domestic relations law (including, without limitation and if applicable, community property law), as described in Treas. Reg. § 1.409A-3(j)(4)(ii).

Early Payment Benefit. “Early Payment Benefit” means a benefit paid to a Participant in an Early Payment Year beginning prior to the Participant’s Separation from Service pursuant to Section 5.4.

Early Payment Year. “Early Payment Year” means any year beginning prior to a Participant’s Separation from Service that a Participant elects pursuant to Section 4.1(c) to have an Early Payment Benefit paid or commenced to be paid.

Early Payment Year Subaccount. “Early Payment Year Subaccount” means any subaccount of a Participant’s DCP Deferral Account established to separately account for deferred Base Salary and/or Bonus and/or any Savings Plan Restoration Contributions (and interest credited thereto) that is subject to an Early Payment Benefit election.

Eligible Employee. “Eligible Employee” means each key management employee or other highly compensated employee of the Company who is selected by Company Management to participate in the Plan.

Emergency Benefit. “Emergency Benefit” means the payment to a Participant of part or all of his Deferral Accounts in the event that the Participant has an Unforeseeable Emergency pursuant to Section 5.5.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Fractional Method. “Fractional Method” means an installment method of paying a Deferral Account or subaccount under which the Company will determine the amount of each annual installment by dividing the value of the Deferral Account or subaccount as of the end of the month preceding the payment date by the number of annual installments remaining to be paid.

1988 DCP. “1988 DCP” means the Occidental Petroleum Corporation 1988 Deferred Compensation Plan.

Participant. “Participant” means (i) each individual who, as of December 30, 2006, was a participant in the 2005 DCP or DCP2 and has not received a complete distribution of the benefits accrued under those plans, (ii) an Eligible Employee who has filed a completed and fully executed Deferral Election Form with the Committee and is participating in the Plan in accordance with the provisions of Article IV, and (iii) any person who has a Deferral Account by reason of his prior status as an Eligible Employee. Under no circumstances shall “Participant” mean any Alternate Payee.

Plan Year. “Plan Year” means the calendar year beginning on January 1 and ending on December 31.

Pre-2018 Subaccount. “Pre-2018 Subaccount” means the subaccount of a Participant’s Deferral Account established for distribution purposes to separately account for amounts credited to the Participant’s Deferral Account for all periods prior to January 1, 2018 (including the entire balance of a Participant’s SEDCP Deferral Account).

Prior Plan. “Prior Plan” means the Occidental Petroleum Corporation Deferred Compensation Plan as amended and restated as of January 1, 2003, under which deferrals ceased as of December 31, 2004.

Qualified Divorce Order. “Qualified Divorce Order” means a Divorce Order that (a) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; (b) clearly specifies (i) the name and the last known mailing address of the Participant and the name and mailing address of the Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by this Plan to the Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that it applies to this Plan; and (c) does not (i) require this Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) require this Plan to provide increased benefits, or (iii) require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another Divorce Order previously determined to be a Qualified Divorce Order.

Retirement. “Retirement” means the Participant’s Separation from Service for reasons other than death after the Participant attains age 55. Notwithstanding the foregoing, with respect to Participants who executed a consulting agreement with the Company prior to October 3, 2004, “Retirement” means the termination date of the Participant’s consulting agreement.

Retirement Benefit. “Retirement Benefit” means the payment to a Participant of the value of the Participant’s Pre-2018 Subaccount and Class Year Subaccounts, as applicable, pursuant to Section 5.1 following Retirement.

Retirement Plan. “Retirement Plan” means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

SEDCP. “SEDCP” means the Occidental Petroleum Corporation Senior Executive Deferred Compensation Plan under which certain Company executives deferred compensation.

SEDCP Deferral Account. “SEDCP Deferral Account” means the account maintained on the books of account of the Company for certain Participants pursuant to Article IV to account for amounts deferred under the SEDCP.

Savings Plan. “Savings Plan” means the Occidental Petroleum Corporation Savings Plan, as amended from time to time.

Savings Plan Restoration Account. “Savings Plan Restoration Account” means the account maintained on the books of account of the Company to reflect Savings Plan Restoration Contributions made by the Company pursuant to Section 4.6.

Savings Plan Restoration Contribution. “Savings Plan Restoration Contribution” means the amount credited to a Participant’s Savings Plan Restoration Account pursuant to Section 4.6.

Separation from Service. “Separation from Service” means a Participant’s “separation from service” as defined under Code Section 409A and Treas. Reg. § 1.409A-1(h) (or successor provisions). A Participant shall have a Separation from Service if the Participant ceases to be an employee of both:

(i)     The Company that employs the Participant; and

(ii)     All Affiliates with whom such Company would be considered a single employer under Code Section 414(b) or 414(c).

For this purpose, a Participant who ceases to be an employee of an entity described in (i) or (ii) above shall not be considered to have a Separation from Service if such cessation of employment is followed immediately by his commencement of employment with another entity described in (i) or (ii) above.

A Participant shall have a Separation from Service if it is reasonably anticipated that no further services shall be performed by the Participant, or that the level of services the Participant shall perform shall permanently decrease to no more than 20 percent of the average level of services performed by the Participant over the immediately preceding 36-month period (or the Participant’s full period of service, if the Participant has been performing services for less than 36 months).

For avoidance of doubt, the transfer of employment of a CRC Deferred Compensation Beneficiary, as that term is defined in the Employee Matters Agreement between Occidental Petroleum Corporation and California Resources Corporation, from Occidental Petroleum Corporation to California Resources Corporation shall not be a Separation from Service.

Specified Employee. “Specified Employee” means an Employee who is a “specified employee” within the meaning of Section 409A and Treas. Reg. § 1.409A-1(i) (or successor provisions) and as determined pursuant to any rules adopted for such purposes by Occidental Petroleum Corporation.

Termination Benefit. “Termination Benefit” means the payment to a Participant of the value of the Participant’s Pre-2018 Subaccount and Class Year Subaccounts, as applicable, pursuant to Section 5.1 on account of the Participant’s Separation from Service other than due to Retirement or death.

2005 DCP. “2005 DCP” means the Occidental Petroleum Corporation 2005 Deferred Compensation Plan, restated as of January 1, 2005 and as subsequently amended.
2005 DSP. “2005 DSP” means the Occidental Petroleum Corporation 2005 Deferred Stock Program, as amended from time to time.
Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE III
ADMINISTRATION OF THE PLAN
A Committee shall be appointed by the Board to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive and binding. All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final. The Committee may appoint any agent and delegate to such agent such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe. The Plan is intended to comply with the requirements of Code Section 409A and shall be interpreted and administered accordingly.

Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member’s interest in the Plan as a Participant.

ARTICLE IV
PARTICIPATION
4.1    Election to Participate.
(a)    Deferral Elections. An Eligible Employee may elect to participate in the Plan and elect to defer annual Base Salary and/or Bonus under the Plan by filing with the Committee a completed and fully executed Deferral Election Form prior to the beginning of the Plan Year during which the Eligible Employee performs the services for which such Base Salary and Bonus are to be earned, or at such other time as the Committee may permit in accordance with the regulations promulgated under Code Section 409A. Deferral Election Forms must be filed in accordance with the instructions set forth in the Deferral Election Forms.
Prior to December 1, 2016, an employee who first becomes an Eligible Employee during a Plan Year may make an initial deferral election under this Plan within 30 days after the date the employee becomes an Eligible Employee provided that such Eligible Employee has not previously become eligible to participate in any other account balance plan that is required to be aggregated with this Plan as described in Treas. Reg. § 1.409A-1(c)(2) (or any successor provision). Any such election shall apply to Base Salary earned for services performed after the 30-day election window described in the previous sentence and to that portion of the Bonus earned during such Plan Year equal to the total amount of the Bonus multiplied by the ratio of the number of days remaining in the Plan Year after the 30-day election window described in the previous sentence ends over the total number of days in the Plan Year. Effective December 1, 2016, Eligible Employees may no longer make initial deferral elections pursuant to the rule in this paragraph. As of that date, Eligible Employees may only commence or resume participation in the Plan on January 1 of a Plan Year, which shall require the filing of a Deferral Election Form prior to the beginning of such Plan Year as provided in the first paragraph of this Section 4.1.

A Deferral Election Form filed for a Plan Year shall be effective for Base Salary and/or Bonus to be earned during that Plan Year only. For each subsequent Plan Year, an Eligible Employee who wishes to defer Base Salary and/or Bonus must file a new complete and fully executed Deferral Election Form in accordance with the instructions set forth in the Deferral Election Form but in any event prior to January 1 of such Plan Year.

Each Deferral Election Form will designate the DCP Deferral Amounts as a fixed dollar amount or fixed percentage (in increments of 1%) of Base Salary and/or (i) a fixed dollar amount or a fixed percentage of Bonus or (ii) 100% of any Bonus exceeding a specified dollar amount, as elected by the Participant. Deferrals of Base Salary will normally be deducted ratably during the Plan Year, except as otherwise determined by the Committee to take into account special circumstances; provided that in no event will the Committee’s action alter the total amount of Deferrals for the Plan Year. In its sole discretion, the Committee may also permit amounts that an Eligible Employee has previously elected to defer under other plans or agreements with the

Company to be transferred to this Plan and credited to his Deferral Accounts that are maintained hereunder, provided that no change shall be made in the time or form of payment of such transferred amounts except as may be permitted by Code Section 409A.

(A)    Minimum Deferral. For each Plan Year, the minimum amount of Base Salary that a Participant may elect to defer is $5,000, if expressed as a dollar amount, or 5% of Base Salary, if expressed as a percentage, and the minimum amount of Bonus that a Participant may elect to defer is any of the following: (I) $5,000, (II) 5% of Bonus, or (III) 100% of that portion of any Bonus that exceeds a dollar amount specified by the Participant on his Deferral Election Form.

(B)    Maximum Deferral. For each Plan Year, the maximum amount of Base Salary that a Participant may elect to defer is 75% of Base Salary, and the maximum amount of Bonus that a Participant may elect to defer is 90% of Bonus. Notwithstanding the foregoing, effective with respect to amounts earned on or after January 1, 2007, for each Plan Year, the maximum total amount of Compensation that a Participant may elect to defer is $75,000. For the 2007 Plan Year, the $75,000 limit shall apply only to deferrals of Base Salary that would otherwise have been paid in 2007. For the 2008 Plan Year, the $75,000 limit shall apply to the deferrals of Base Salary that would have otherwise been paid in 2008 plus deferrals of Bonus, earned in 2007, and otherwise paid in 2008. For the 2008 Plan Year, the $75,000 limit shall also apply to deferrals of Base Salary that would have otherwise been paid in 2008 plus deferrals of Bonus, earned in 2008, and otherwise paid in 2009. For the 2009 and all future Plan Years, the $75,000 limit shall apply to amounts of Base Salary and Bonus earned in any one Plan Year. For example, in Plan Year 2009, the $75,000 limit shall first apply to deferrals of Base Salary that would have otherwise been paid in 2009 and then to deferrals of Bonus that are earned in 2009 and would otherwise be payable in 2010.

(C)    Deferral Account Balance. Notwithstanding anything herein to the contrary, if as of December 31 of any Plan Year, a Participant’s total Deferral Account balance is $1,000,000 or more, then the Participant may not defer any compensation earned in the following Plan Year and any election to do so shall be considered void. If as of December 31 of any Plan Year, a Participant’s total Deferral Account balance is less than $1,000,000, then the Participant may defer compensation earned in the following Plan Year in accordance with this Article IV. For purposes of this provision, a Participant’s Deferral Account balance shall exclude the balance in the Participant’s Savings Plan Restoration Account, if any.

(b)    Distribution Elections.
(i)    Distribution Elections for 2018 and Subsequent Plan Years. An Eligible Employee who files a Deferral Election Form for any Plan Year beginning on or after January 1, 2018 also may file a Distribution Election Form with each such Deferral Election Form to elect to have all deferrals for such Plan Year paid either (A) in a lump sum or annual payments for any other number of years between two (2) and 20 years following his Retirement or (B) as an Early Payment Benefit in accordance with Section 4.1(c). Such Distribution Election Form shall apply to all Base Salary and/or Bonus deferred for such Plan Year, and shall also apply to any Savings Plan Restoration Contributions attributable to such deferred Base Salary and/or Bonus (as described further in Section 4.1(c) below). Subject to Section 5.1(d), a Distribution Election Form filed for a Plan Year shall become irrevocable no later than December 31 of the immediately preceding Plan Year. A Distribution Election Form filed for a Plan Year shall be effective for deferrals for that Plan Year only. If an Eligible Employee fails to file a Distribution Election Form for any Plan Year, he or she shall be deemed to have elected to have the deferrals for such Plan Year paid in a single lump sum following Separation from Service as provided in Section 5.1(a).
(ii)    Pre-2018 Distribution Elections. With respect to deferrals for Plan Years beginning prior to January 1, 2018, an Eligible Employee was permitted to file a Distribution Election Form simultaneously with the Eligible Employee’s first Deferral Election Form to elect the form of payment of all such deferrals to the extent paid as a Retirement Benefit. In addition, a Participant could elect either the Fractional Method or Amortization Method for calculating installments for benefits earned before January 1, 2017. Each Plan Year, an Eligible Employee also had the opportunity to make an election to receive all or a portion of the deferrals for such Plan Year as an Early Payment Benefit in accordance with Section 4.1(c).
(c)    Early Payment Benefit Election. With respect to Base Salary and/or Bonus earned after December 31, 2007, an Eligible Employee may irrevocably elect to receive Base Salary and/or Bonus deferred pursuant to Section 4.1(a) prior to Separation from Service in an Early Payment Year. An Early Payment Benefit election filed for the Plan Year beginning January 1, 2008, or for any subsequent Plan Year, shall be effective for the deferred Base Salary and/or Bonus earned during that Plan Year only. A Participant may make an election for an Early Payment Benefit with respect to deferred Base Salary and/or Bonus earned in any future Plan Year by filing a new Early Payment Benefit election with the Committee prior to January 1 of such Plan Year.
Effective January 1, 2017, an Early Payment Benefit election filed with respect to all or a portion of the deferred Base Salary and/or Bonus to be earned during a Plan Year shall also apply to the same portion of any Savings Plan Restoration Contributions attributable to such deferred Base Salary and/or Bonus. For example: (i) any Early Payment Benefit election made by the Participant with respect to deferred Base Salary earned by the Participant for the 2017 Plan Year shall also apply to the portion of the Savings Plan Restoration Contribution made on behalf of a Participant for the 2017 Plan Year that is attributable to such deferred Base Salary and (ii) any Early Payment Benefit election made by the Participant with respect to deferred Bonus earned by the Participant for the 2017 Plan Year and paid during the 2018 Plan Year shall also apply to the portion of the Savings Plan Restoration Contribution made on behalf of a Participant for the 2018 Plan Year that is attributable to such deferred Bonus.

The following additional rules shall apply to Early Payment Benefit elections:

(A)    In an Early Payment Benefit election filed for any Plan Year beginning on or after January 1, 2018, a Participant may elect to have all deferrals for such Plan Year paid in the form of a lump sum prior to Separation from Service in an Early Payment Year. For prior Plan Years, (I) a Participant’s Early Payment Benefit election could apply to all or a portion of the deferrals for such Plan Year, as designated by the Participant, (II) a Participant’s Early Payment Benefit election could designate both an Early Payment Year prior to Separation from Service and a form of payment, with the available forms being a lump sum payment or annual installments over two (2) to five (5) years, (III) a Participant who elected an installment form also could elect the Amortization Method or Fractional Method for Early Payment Benefits earned before January 1, 2017, (IV) the Early Payment Year elected was required to be a year beginning at least two (2) years after the end of the Plan Year for which the election was made, and (V) the default form of distribution if the Participant failed to designate a payment form was a lump sum.

(B)    Prior to January 1, 2018, a Participant could not at any time have Early Payment Benefits scheduled for more than two Early Payment Years. However, after an Early Payment Year occurred and all payments with respect to the corresponding Early Payment Year election were completed, a Participant could elect a new Early Payment Year for future deferrals. Effective January 1, 2018, this restriction on the number of Early Payment Years no longer applies.

4.2    DCP Deferral Accounts. The Committee shall establish and maintain a separate DCP Deferral Account for each Participant. A DCP Deferral Amount shall be credited by the Company to the Participant’s DCP Deferral Account, subject to the Committee’s authority in Section 4.1(a), as of the date that the Participant’s Base Salary and/or Bonus would otherwise have been paid. Such DCP Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant’s Beneficiary therefrom as of the date of payment. With respect to Early Payment Benefits earned prior to January 1, 2018, the Committee shall establish an Early Payment Year Subaccount within a Participant’s DCP Deferral Account for each Early Payment Year elected by that Participant. Any such Early Payment Year Subaccount shall be debited by the amount of any Early Payment Benefit paid by the Company to the Participant in such Early Payment Year pursuant to Section 5.4 as of the date of payment.
Effective January 1, 2018, for distribution purposes, the Committee shall establish a separate Class Year Subaccount within a Participant’s Deferral Account for each Plan Year beginning on or after January 1, 2018 for which the Participant has deferrals under the Plan and a Pre-2018 Subaccount within a Participant’s Deferral Account for all previously deferred amounts. A Class Year Subaccount shall be further designated as an Early Payment Year Subaccount for each Plan Year beginning on or after January 1, 2018 for which a Participant makes an Early Payment Benefit election in accordance with Section 4.1(c). All such subaccounts shall be debited by the amount of any payments made by the Company to the Participant or the Participant’s Beneficiary therefrom as of the date of payment pursuant to Article V.

4.3    SEDCP Deferral Accounts. The Committee shall maintain a separate SEDCP Deferral Account for each Participant who was a participant in the SEDCP on December 31, 1998. The balance of such Participant’s accounts under the SEDCP as of December 31, 1998 remained credited to each such Participant’s SEDCP Deferral Account under the Occidental Petroleum Corporation Deferred Compensation Plan, a predecessor to this Plan, as of January 1, 1999. SEDCP Deferral Accounts shall be debited by the amount of any payments made by the Company to the Participant or the Participant’s Beneficiary therefrom as of the date of payment.
4.4    Interest. Each Deferral Account of a Participant shall be deemed to bear interest on the monthly balance of such Deferral Account at the Declared Rate, compounded monthly. Except as provided in Section 5.2(a), with respect to SEDCP Deferral Accounts for Participants who die prior to becoming eligible for Retirement, interest will be credited to each Deferral Account on a monthly basis on the last day of each month as long as any amount remains credited to such Deferral Account. Amounts of deferred Compensation that are credited to a DCP Deferral Account and amounts of Savings Plan Restoration Contributions that are credited to a Savings Plan Restoration Account prior to the end of a calendar month shall accrue interest from the date of crediting, computed from date of crediting to the end of the month. Effective August 1, 2016, interest shall be credited to Deferral Accounts at the Declared Rate on a daily basis with monthly compounding.
4.5    Valuation of Deferral Accounts. The value of a Deferral Account as of any date shall equal the amounts previously credited to such Deferral Account less any payments debited to such Deferral Account plus the interest deemed to be earned on such Deferral Account in accordance with Section 4.4 through such date. When payments are made from a DCP Deferral Account for any reason other than an Early Payment Benefit elected after January 1, 1994, such payments shall be deemed to be made on a proportionate or pro-rata basis from DCP Deferral Amounts (including accumulated interest thereon) that were earned and deferred under the 1988 DCP prior to January 1, 1994, and DCP Deferral Amounts (including accumulated interest thereon) that were earned and deferred after that date.
4.6    Savings Plan Restoration Contribution.
(a)    General Rule. Effective for Plan Years beginning on and after January 1, 2017, the Company shall credit to the Savings Plan Restoration Account of any Participant an amount equal to the amount by which the contribution that would otherwise have been made by the Company on behalf of the Participant to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant’s Base Salary for such Plan Year and/or the Participant’s Annual Bonus (as defined in the Savings Plan) paid in such Plan Year because of deferrals under this Plan, assuming that the Participant’s contribution percentage under the Savings Plan for the Plan Year is 5 percent. The Savings Plan Restoration Contribution shall be credited to the Savings Plan Restoration Account of each Participant for each Plan Year at the same time as the Company contribution for such Plan Year is made to the Savings Plan. With respect to Plan Years beginning prior to January 1, 2017, Savings Plan Restoration Contributions were credited to Participants’ Savings Plan Restoration Accounts under this Plan for periods prior to January 1, 2009, but not for the period from January 1, 2009 through December 31, 2016

(during which period such contributions were instead credited under the Occidental Petroleum Corporation Supplemental Retirement Plan II).
(b)    Vesting. A Participant’s interest in credits to his Savings Plan Restoration Account attributable to periods prior to January 1, 2009 and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. As of January 1, 2017, all amounts credited to a Participant’s Savings Plan Restoration Account, including credits attributable to periods prior to January 1, 2009, credits attributable to periods on and after January 1, 2017 and credits under paragraph (c) below are 100% vested at all times.
(c)    Transfer of Non-Vested Savings Plan Restoration Account from Prior Plan. Effective as of January 1, 2005, that portion of a Participant’s Savings Plan Restoration Account under the Prior Plan that was not vested as of December 31, 2004, was transferred to and credited to such Participant’s Savings Plan Restoration Account under the 2005 DCP and is governed by the terms of this Plan, including any Distribution Election Form filed under the 2005 DCP on or before December 31, 2005. If the Participant was not participating in the 2005 DCP in 2005, the Participant could nevertheless make an election in accordance with Section 5.1(b) and 5.2 of the 2005 DCP if such election was made by December 31, 2005. If the Participant did not file a Distribution Election Form on or before December 31, 2005, with respect to such amount, together with interest, the Participant was deemed to have made an election to receive distribution in accordance with Section 5.1(a).
4.7    Statement of Deferral Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth the Participant’s Deferral Account(s).
4.8    Pre-Merger Payment Elections. Any payment elections made or deemed to be made by a Participant under the DCP2 or the 2005 DCP and in effect immediately prior to the merger of the two plans on December 31, 2006 shall remain in effect with respect to the portions of the applicable Deferral Accounts attributable to amounts deferred under each plan and shall continue in effect unless and until changed in accordance with the terms of this Plan. The Committee shall establish and maintain separate subaccounts for each Deferral Account as may be necessary to account for amounts subject to different payout elections.
ARTICLE V
BENEFITS
5.1    Separation from Service for a Reason other than Death.
(a)    Form and Time of Benefit. Except as otherwise provided in Sections 5.1 and 5.4, upon a Participant’s Separation from Service for a reason other than death (including Retirement), the Company shall pay to the Participant in a single lump sum within the first 90 days of the calendar year following the year of the Participant’s Separation from Service an amount equal to the value of the Participant’s Deferral Accounts as of the end of the month preceding payment. To the extent that a Retirement Benefit is paid in annual installments pursuant to Section 5.1(b) or 5.1(c), each installment shall be paid within the first 90 days of each calendar year, beginning with the year following the Participant’s Retirement and shall be determined based on the value of the Deferral Account or subaccount as of the last day of the month preceding payment. Notwithstanding anything herein to the contrary, in the event that a Participant who is a Specified Employee is entitled to a distribution from the Plan upon or by virtue of such Participant’s Separation from Service for a reason other than death, the lump sum payment or the first annual installment payment, as the case may be, shall be paid in the month next following the date that is six (6) months after the date of the Participant’s Separation from Service, if later than the time provided above. Any additional installment payments shall be paid within the first 90 days of each subsequent calendar year.
(b)    Payment of Class Year Subaccounts. On a Distribution Election Form filed in accordance with the requirements set forth in Section 4.1(b) hereof, a Participant may elect to have a Class Year Subaccount (other than a Class Year Subaccount designated as an Early Payment Year Subaccount), if paid as a Retirement Benefit, paid to him following Retirement in a lump sum or annual payments for any other number of years between two (2) and 20 years. The amount of any installments shall be determined using the Fractional Method. If a Participant’s Separation from Service is for any reason other than Retirement or death, then all of the Participant’s Class Year Subaccounts shall be paid as a Termination Benefit in a lump sum as provided in Section 5.1(a).
(c)    Payment of Pre-2018 Subaccounts.
(i)    Retirement Benefit. A Participant who commenced participation in the Plan prior to January 1, 2018 and has a Pre-2018 Subaccount was permitted to elect, on a Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that the Participant was required to file in accordance with the requirements set forth in Section 4.1 hereof, (A) to have the Pre-2018 Subaccount, but which will not include any amounts attributable to an Early Payment Year Subaccount if Separation from Service occurs after beginning of the relevant Early Payment Year, if paid as a Retirement Benefit, paid to him in a lump sum or annual payments for any other number of years between two (2) and 20 years, and (B) to have the amount of each annual installment determined under either the Amortization Method (if permitted hereunder) or the Fractional Method. If such a Participant failed to elect either the Amortization Method or the Fractional Method, such Participant is deemed to have elected the Fractional Method.
Notwithstanding the foregoing, in the case of an Eligible Employee who commences or resumes participation in the Plan in 2017, (A) the only payment forms that such Participant could elect with respect to his Retirement Benefit were a lump sum or annual payments over five (5), ten (10), fifteen (15) or twenty (20) years and (B) only the Fractional Method for determining installments is available.
(ii)    Termination Benefit. If a Participant’s Separation from Service is for any reason other than Retirement or death, then the Participant’s Pre-2018 Subaccount shall be paid as a Termination Benefit in a lump sum as provided in Section 5.1(a).

(iii)    Effect of Pre-Retirement Separation from Service on Spousal Survivor Benefits. Spousal survivor benefits (if any) under Section 5.3 of the Plan shall not be payable to the spouse of a Participant whose Separation from Service occurs prior to Retirement and receives a Termination Benefit under this Section 5.1(c).

(d)    Payment Election Changes.
(i)     Single Payment. Notwithstanding anything herein to the contrary, an election to receive distribution in a series of annual installments shall be treated as a single payment for purposes of Code Section 409A.
(ii)     Permitted Changes. Subject to paragraph (iii) below, a Participant may change his election as to the form of payment of any Class Year Subaccount or Pre-2018 Subaccount, to the extent paid as a Retirement distribution, subject to the following conditions: (A) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (B) the election must defer the lump sum payment or the initial amount of an installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment, as the case may be, was otherwise payable; and (C) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made.
(iii)     Additional Rules. Effective January 1, 2017, a Participant may only make one change pursuant to this Section 5.1(d). Effective January 1, 2018, this limitation shall apply separately to each Class Year Subaccount (other than a Class Year Subaccount designated as an Early Payment Year Subaccount) and any Pre-2018 Subaccount within a Participant’s Deferral Account. Effective January 1, 2018, the available forms of payment under this Section 5.1(d) shall be a lump sum or annual installments for any number of years between two (2) and 20 years and only the Fractional Method shall be available. Such change must satisfy all of the requirements of this Section 5.1(d). Changes to Class Year Subaccounts that are designated as an Early Payment Year Subaccount must satisfy all the requirements of Section 5.4. No change may be made following a Participant’s Separation from Service.
5.2    Beneficiary Benefits.

(a)    Payment of Class Year Subaccounts and Pre-2018 Subaccounts.

(i)     General Rules. If Participant’s Separation from Service is due to death, the Company will pay to the Participant’s Beneficiary in a single lump sum a Beneficiary Benefit that is an amount equal to the aggregate value of the Participant’s Class Year Subaccounts and Pre-2018 Subaccount (other than his or her SEDCP Deferral Account (if any) and amounts in any Early Payment Year Subaccount attributable to an Early Payment

Year beginning before the date of the Participant’s death (if any)). If such Participant also has an SEDCP Deferral Account, the Company will also pay to the Participant’s Beneficiary annual payments over the greater of (A) 10 years or (B) until the Participant would have attained age 65 equal to 25% of the amount deferred under the SEDCP (excluding any interest on such deferrals), which payments shall be in full satisfaction of the benefits payable with respect to the Participant’s SEDCP Deferral Account. Notwithstanding the foregoing, the Participant’s Beneficiary shall instead be paid the amount credited to the Participant’s SEDCP Deferral Account as of the end of the month in which his death occurred plus interest at a rate of 8% per annum, compounded annually, from the end of such month and credited annually on each anniversary of the end of such month payable in equal installments (using the Amortization Method) over the period described in the preceding sentence, if the Committee determines that the present value of such benefit is greater than the present value of the benefit described in the preceding sentence. In comparing the present value of these two alternative benefits, the Committee shall use in each case a discount factor of 8%.
(ii)    Death after Attaining Age 55. Notwithstanding the foregoing, if a Participant’s Separation from Service is due to death after attaining age 55, payment to his Beneficiary of his Class Year Subaccounts and Pre-2018 Subaccount (other than payment of his or her SEDCP Deferral Account (if any) and amounts in any Early Payment Year Subaccount attributable to an Early Payment Year beginning before the date of the Participant’s death (if any)) shall be made in the same form or forms as payment of the Participant’s Retirement Benefit would have been made to the Participant if he were living.
(iii)    Beneficiary Distribution Elections. Notwithstanding the foregoing, a Participant who commenced participation in the Plan before January 1, 2017 could elect, on a Beneficiary Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that the Participant was required to file in accordance with the requirements set forth in Section 4.1 hereof, that, if his Separation from Service is due to death prior to attaining age 55, payment to his Beneficiary of his Class Year Subaccounts and Pre-2018 Subaccount (other than payment of his or her SEDCP Deferral Account (if any) and amounts in any Early Payment Year Subaccount attributable to an Early Payment Year beginning before the date of the Participant’s death (if any)) shall be made in any form and calculated in any other manner described in Section 5.1(c) (which may be different than the form of payment elected by the Participant for his Retirement Benefit). Such a Participant may change his election as to the form of payment to his Beneficiary subject to the following conditions: (A) the election shall not be effective until twelve (12) months after the election is filed with the Committee;(B) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made; and (C) payment must be calculated using the Fractional Method. Each such change must satisfy all of the requirements of this Section 5.2(a)(iii).

Notwithstanding the foregoing, in the case of an Eligible Employee who commences or resumes participation in the Plan on or after January 1, 2017, the elections described above in this Section 5.2(a)(iii) shall not be available. In the event of such a Participant’s Separation from Service due to death prior to attaining age 55, payment to his Beneficiary of his Class Year Subaccounts and Pre-2018 Subaccount instead shall be made as provided in Section 5.2(a)(i) above.
(iv)    Death after Separation from Service. If a Participant dies after Separation from Service but before commencement or completion of his Class Year Subaccounts and Pre-2018 Subaccount under the Plan, payment to his Beneficiary shall be made in the same amount, at the same time and in the same form as payment would have been made to the Participant if he were living under this Plan. If installment payments to the Participant have already commenced, then the remaining installments (if any) shall be paid to his Beneficiary in the same amounts and at the same times as such remaining installments would have been paid to the Participant if he were living.
(v)    Timing of Payments to Beneficiary. The payment or payments to a Beneficiary of a deceased Participant under this Section 5.2(a) (including payments with respect to the SEDCP Deferral Account) shall be made or commence during the period beginning on the date of the Participant’s death and ending on December 31 of the first calendar year following the calendar year in which the Participant’s death occurs. If payment is to be made in installments, the first installment only shall be made during the period specified in the preceding sentence, with any subsequent installments paid within the first 90 days of each subsequent calendar year. The amount of any such payment shall be equal to, or determined based on, the value of the Participant’s Class Year Subaccounts and Pre-2018 Subaccount as of the end of the month preceding payment.
(b)    Death of Beneficiary before Completion of Payments. Effective January 1, 2017, in the event that the Beneficiary of a deceased Participant dies prior to the completion of payments under this Plan to that Beneficiary, then the remaining benefit shall be paid in a lump sum to the person or persons designated by the Beneficiary in accordance with procedures established by the Committee or, if no such person has been designated, then to the Beneficiary’s estate. Such lump sum payment shall be made during the period beginning on the date of the Beneficiary’s death and ending on December 31 of the first calendar year following the calendar year in which the Beneficiary’s death occurs.
(c)    Prior Elections. Any election as to the form and manner of payment to a Beneficiary in effect under the terms of the DCP2 or the 2005 DCP immediately prior to the merger of the two plans on December 31, 2006, shall remain in effect with respect to the portions of the applicable Deferral Accounts attributable to amounts deferred under each plan and shall continue in effect unless or until changed in accordance with the terms of this Plan. The Committee shall establish and maintain separate subaccounts for each Deferral Account as may be necessary to account for amounts subject to different beneficiary payout elections.
5.3    Spousal Survivor Benefits with Respect to SEDCP Deferral Accounts. If a Participant who has an SEDCP Deferral Account dies after becoming eligible for Retirement or after commencement of payment of his Retirement Benefit and a spouse to whom he had been married to for at least one (1) year prior to his death survives beyond completion of payment of the Participant’s SEDCP Deferral Account balance, the Company shall pay such spouse a lump sum payment in an amount equal to 10% of the Participant’s SEDCP Deferral Account balance valued as of the earlier of the date of the Participant’s Retirement or death. Such lump sum spousal survivor benefit shall be paid 120 days following the later of the completion of payment of the Participant’s SEDCP Deferral Account balance or the Participant’s death. No benefit shall be payable under this Section 5.3 if the Participant’s spouse does not survive beyond completion of payment of the Participant’s SEDCP Deferral Account balance. Notwithstanding the foregoing, no spousal survivor benefit shall be payable to the spouse of any Participant who received benefits pursuant to Section 5.1(c)(ii) (Termination Benefit) or Section 5.6 (Immediate Payment on Change in Control).
5.4    Early Payment. Payment of the amounts credited to any Early Payment Year Subaccount of a Participant shall be paid or commence to be paid within the first 90 days of the year elected as the Early Payment Year in accordance with the Participant’s election under Section 4.1(c), with any subsequent annual payments paid in the first 90 days of each applicable year. The amount of each annual installment will be determined under the Fractional Method unless the Participant otherwise irrevocably elects the Amortization Method at the time of making the Early Payment Benefit election. A Participant may not elect the Amortization Method for Early Payment Benefits earned on or after January 1, 2017. A Participant may not elect installment payments for Early Payment Benefits earned on or after January 1, 2018.
Effective January 1, 2018, a Participant may change his or her election as to the Early Payment Year for any Early Payment Year Subaccount subject to the following conditions: (a) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (b) the election must defer the lump sum payment or initial amount of the installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment was otherwise payable; and (c) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment would have been payable if no change as to the form of distribution were ever made. In addition, if a Participant makes an election pursuant to this provision, payment of the Early Payment Year Subaccount subject to such election must be made in a lump sum payment in the new Early Payment Year. There is no limit on the number of changes a Participant may make pursuant to this provision.
Notwithstanding the foregoing, if a Participant has a Separation from Service for any reason prior to the Early Payment Year elected by the Participant in accordance with Section 4.1(c) or the preceding paragraph, the election made by the Participant to receive the Early Payment Benefit shall terminate. In the case of an Early Payment Benefit Subaccount established for any Plan Year beginning on or after January 1, 2018, the amount credited to the Early Payment Year Subaccount shall be paid according to the Retirement election made at the same time as the Early Payment election, as set forth in Section 5.1(a) or Section 5.2(a), as applicable, unless the Participant has not yet reached age 55, in which case the Early Payment benefit will be paid in a single lump sum following the Participants’ Separation from Service In the case of Early Payment Benefits earned before January 1, 2018, the amount credited to the Participant’s Early Payment Year Subaccount shall be paid, together with the other amounts credited to the Participant’s Pre-2018 Subaccount, as set forth in Section 5.1 or 5.2, as the case may be. If the Participant has a Separation from Service for any reason after the start of the Early Payment Year but before the commencement or completion of the Early Payment Benefit, the benefit or remaining benefit attributable to the relevant Early Payment Year Subaccount shall be paid to the Participant (or his Beneficiary) in accordance with the Participant’s Early Payment Benefit election without regard to the Participant’s Separation from Service (i.e., once the Early Payment Year is reached, the Participant’s subsequent Separation from Service for any reason shall not affect the payment of the relevant Early Payment Year Subaccount).

5.5    Emergency Benefit. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall pay to the Participant, within 60 days following such determination, an Emergency Benefit that does not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship and the additional compensation available to the Participant upon the termination of the Participant’s current deferral elections under the Plan, as described in the following paragraph of this Section 5.5. Such Emergency Benefit shall be taken pro rata from each of the Participant's Deferral Accounts, including the Participant's DCP Deferral Account, SEDCP Deferral Account and Savings Plan Restoration Account, as applicable, and pro rata from any subaccounts, such as an Early Payment Year Subaccount, within any such Deferral Account.
Whenever a Participant receives a distribution under this Section 5.5, the Participant will be deemed to have revoked all current deferral elections under the Plan effective as of the date of the distribution. The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one (1) year (or such lesser period as the Committee may permit) following receipt of the distribution. Such new election shall comply with the provisions of Section 4.1(a).

5.6    Effect of Change in Control. In the event of a Change in Control, the Board may, in its sole discretion, within the 30 days preceding such Change in Control, irrevocably take action to terminate and liquidate the Plan, provided that the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)(B) (or any successor provision) are satisfied.
5.7    Small Benefit. Notwithstanding any election by a Participant to receive payment of a Class Year Subaccount or Pre-2018 Subaccount maintained for the Participant under the Plan in an installment payment form, if the aggregate value of all of the Participant’s Class Year Subaccounts and Pre-2018 Subaccounts with the same scheduled commencement date and same installment form is less than $50,000 on the scheduled commencement date, then all such subaccounts shall be paid to the Participant in a single lump sum on the scheduled commencement date. This provision shall not apply to any Early Payment Year Subaccount that is being paid pursuant to an Early Payment Benefit election to the extent permissible under Code Code Section 409A.
5.8    Tax Withholding and Reporting.
(a)    To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by Federal, state and local law.
(b)    The Company shall have the right at its option to (i) require a Participant to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts or (ii) deduct from any amount of salary, bonus or other payment otherwise payable in cash to the Participant the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts. In addition, as permitted by Treas. Reg. § 1.409A-3(j)(4)(vi) (or any successor provision), payments may be made under the Plan to pay any Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101 and 3121(v)(2) on the Participant’s Deferral Accounts, and to pay any income tax imposed under Code Section 3401 (i.e., wage withholding) or the corresponding withholding provisions of applicable state or local law as a result of payment of the FICA amount, as well as to pay the additional income tax attributable to the pyramiding wages and taxes. The total payment may not exceed the aggregate FICA tax amount and the income tax withholding related to such FICA tax amount.

5.9    Reemployment.
(a)    If, after a Participant’s Separation from Service, such Participant is reemployed by the Company prior to the scheduled payment of any benefits in a cash lump sum payment or while he is receiving benefits in the form of annual installment payments, the payment of the lump sum amount or the future installments, as the case may be, shall be made as scheduled without regard to the Participant’s reemployment.
(b)    A reemployed Participant may elect to again participate in this Plan and to defer additional Base Salary and/or Bonus as provided in Section 4.1, in which case a new Deferral Account shall be established for such Participant to which allocations relating to the period following the Participant’s re-employment shall be credited. A Participant who was reemployed before January 1, 2018 was permitted to file a new Distribution Election Form with respect to his Pre-2018 Subaccount, simultaneously with and in the same manner as the first Deferral Election Form filed by the Participant upon his reemployment, governing the payment of his new Retirement Benefit in accordance with Section 5.1(c) and payment to his Beneficiary in accordance with Section 5.2(a)(iii) (provided that payment of any amounts previously forfeited pursuant to Section 4.6 and restored upon the Participant’s reemployment shall be made in the form applicable at the time of his prior termination in accordance with the rules set forth herein). A Participant shall be permitted to file a separate Distribution Election Form for each Class Year Subaccount established following the Participant’s reemployment as provided in Section 4.1.
5.10    Qualified Divorce Orders. Subject to the policies and procedures established by the Committee under Section 9.3(b) hereof and the provisions of this Plan, benefits may be paid from the balance of a Participant’s Deferral Account(s) in accordance with a Qualified Divorce Order.
5.11    Special 2006 Transition Rule Elections.
(a)    Notwithstanding anything herein to the contrary, pursuant to the transition rules under Code Section 409A and the regulations and guidance thereunder, each Participant who has not separated from service as of October 12, 2006 may make a new payment election (a “Special Transition Rule Election”) with respect to (i) the balance of his Deferral Accounts as of December 31, 2006 together with interest credited thereto prior to distribution (his “December 31 Balance”) and/or (ii) any deferred 2006 bonus (i.e., that portion of any bonus earned in 2006 and payable in 2007 that the Participant elected to defer under this Plan) plus interest credited thereto prior to distribution (his “2006 Deferred Bonus”). As part of such election, the Participant may elect to receive his Retirement Benefit in any form described in Section 5.1 and calculated under either the Amortization Method or the Fractional Method. In addition, the Participant may elect up to two Early Payment Years with installment payments (if any) calculated under the Amortization Method or the Fractional Method. Notwithstanding the provisions of Section 4.1 or Section 5.4 to the contrary, a Participant may elect any Early Payment Year other than 2006 regardless of the year in which the Compensation was deferred, except that (i) the earliest Early

Payment Year that a Participant may elect with respect to his 2006 Deferred Bonus is 2008, and (ii) if a Participant elects 2007 as an Early Payment Year with respect to his December 31 Balance, payment will be made in July of 2007. A Participant may elect that all, any portion or no portion of his December 31 Balance and/or all, any portion or no portion of his 2006 Deferred Bonus be paid in an Early Payment Year, but (i) the Participant may not select more than two Early Payment Years under this Special Transition Rule Election and may not elect any additional Early Payment Years under Section 4.1 if such election would result in more than two scheduled Early Payment Years and (ii) the Participant may not make different elections with respect to the form or manner of calculation of his Retirement Benefit with respect to his December 31 Balance and his 2006 Deferred Bonus.
(b)    Notwithstanding anything herein to the contrary, if a Participant has separated from service due to Retirement as of October 12, 2006, he may make a new payment election with respect to his December 31 Balance. As part of such election, the Participant may elect (i) to receive a lump sum distribution of his entire Deferral Account balance in July of 2007 or (ii) to change the number of Retirement Benefit installment payments as permitted under Section 5.1, provided that the Participant may not extend the number of installments to more than twenty annual installments (including installment payments that have already been made).
(c)    If a Participant elects 2007 as an Early Payment Year for his December 31 Balance, he may not elect to defer any Compensation earned in 2007 under this Plan.
(d)    In addition, as part of the special election hereunder, a Participant may change the form and manner of calculation of the payment of benefits to his Beneficiary in the event that the Participant dies while employed by the Company after becoming eligible for Retirement.
(e)    A Participant must elect the same form and manner of calculating his Retirement Benefit under (a) or (b) above and the same form and manner of calculating his Beneficiary Benefit under (d) above as he elects for such benefits under the 2005 DCP and the DCP2.
(f)    Any election hereunder must be made by November 3, 2006, or such later date as permitted by the Committee, but in no event later than December 31, 2006.
(g)    A Participant’s election hereunder shall supersede any previous election made or deemed to be made under this Plan, the 2005 DCP, or the DCP2. If a Participant does not timely make an election hereunder, the elections he otherwise made or makes or was deemed to make shall apply and may be changed only in accordance with the other terms of this Plan and any Compensation deferred on or after January 1, 2007, shall be subject to the Participant’s election under the 2005 DCP (or, the DCP2 if the Participant was a participant in the DCP2 but not the 2005 DCP) or as subsequently amended in accordance with the other terms of this Plan. However, any distribution election that had not become effective by October 12, 2006, shall be null and void.

5.12    Plan Provisions Control.
(a)    Payment Commencement Prior to November 1, 2008. Notwithstanding anything herein to the contrary, if installment payments to a Participant or Beneficiary have commenced prior to November 1, 2008 in accordance with the prior provisions of the Plan, the Participant’s remaining account shall be paid over the remaining number of installments in accordance with the rules set forth herein (i.e., within the first 90 days of 2009 and each subsequent calendar year, except as otherwise provided herein).
(b)    Distribution Elections Made Prior to November 1, 2008. Notwithstanding anything herein to the contrary, if a Participant has made a distribution election, including a beneficiary distribution election, prior to November 1, 2008, and such election remains in effect on and after that date, including without limitation under Section 4.8 or Section 5.2(g), distributions to such Participant (or his Beneficiary) shall commence and be made in accordance with the rules set forth herein, with such distribution election used only to determine the applicable form of payment (i.e., whether distribution shall be made in a lump sum or installments and, if installments, the number of such installments and the method used for calculating such installments).
ARTICLE VI
BENEFICIARY DESIGNATION
Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payments under this Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a paper form prescribed by the Committee. Any Beneficiary designation made by a Participant under the DCP2 and/or the 2005 DCP shall continue to apply under this Plan until the Participant files a new Beneficiary designation form with the Committee. Notwithstanding the preceding sentence, if a Participant had selected different Beneficiaries under the DCP2 and the 2005 DCP, the following rules shall apply:

(a)    If the Participant does not make a new election under Section 5.11, the Beneficiary designation under the DCP2 shall apply to the subaccount for the DCP2 under this Plan and the Beneficiary designation under the 2005 DCP shall apply to the subaccount for the 2005 DCP under this Plan unless or until the Participant files a new Beneficiary designation form with the Committee.

(b)    If the Participant does make a new election under Section 5.11, the Participant will be treated as having no Beneficiary designation on file until the Participant files a new Beneficiary designation with the Committee.

The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, any benefits remaining unpaid shall be paid in accordance with the Participant’s Beneficiary designation under the Company’s Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant’s then surviving spouse, or if none, to the Participant’s estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant’s probate estate.

ARTICLE VII
CLAIMS PROCEDURE
7.1    Applications for Benefits. All applications for benefits under the Plan shall be submitted to Occidental Petroleum Corporation, Attention: Deferred Compensation Committee, 5 Greenway Plaza, Suite 110, Houston, TX 77046-0521. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a Beneficiary Benefit, by the Beneficiary or legal representative of the deceased Participant.
7.2    Claims Procedure.
(a)    Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial 90-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(b)    In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination; (ii) reference to the specific Plan provisions on which the adverse benefit determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and (iv) a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

(c)    Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination. On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(d)    Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 60 days from the end of the initial 60-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review. In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination; (ii) reference to the specific Plan provisions on which the adverse final benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

7.3    Section 409A Compliance. Any claim for benefits under this Article must be made by the claimant no later than the time prescribed by Treas. Reg. § 1.409A-3(g) (or any successor provision). If a claimant’s claim or appeal is approved, any resulting payment of benefits will be made no later than the time prescribed for payment of benefits by Treas. Reg. § 1.409A-3(g) (or any successor provision).
7.4    Limitations on Actions. No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant’s original application for benefits.
ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN
8.1    Amendment. The Board may amend the Plan in whole or in part at any time for any reason, including but not limited to, tax, accounting or other changes, which may result in termination of the Plan for future deferrals. The Executive Compensation and Human Resources

Committee of the Board may amend the Plan to (a) ensure that this Plan complies with the requirements of Code Section 409A for deferral of taxation on compensation deferred hereunder until the time of distribution and (b) add provisions for changes to deferral elections and elections as to time and manner of distributions and other changes that comply with the requirements of Code Section 409A for the deferral of taxation on deferred compensation until the time of distribution. The Committee appointed pursuant to Article III, in its discretion, may amend the Plan if the Committee determines that such amendment does not significantly increase or decrease Plan benefits or costs. Notwithstanding the foregoing, except for any amendment required to preserve the deferral of taxation of amounts deferred under this Plan, no amendment shall (a) reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted or (b) eliminate the spousal survivor benefit under Section 5.3. Any amendment that would change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2, shall not be effective prior to the date that is two years after the date such amendment is adopted, unless the amendment is required by a change in the tax or other applicable laws or accounting rules, or the amendment is required in order to preclude any amounts deferred under this Plan from being included in the income of Participants prior to a date of distribution as specified under this Plan. Notwithstanding the foregoing, following a Change in Control, no amendment shall (a) reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted; (b) eliminate the spousal survivor benefits under Section 5.3; or (c) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2.
8.2    Termination.
(a)    Company’s Right to Terminate. The Board may terminate the Plan at any time, if in the Board’s judgment, the continuance of the Plan would not be in the Company’s best interest due to tax, accounting or other effects thereof, or potential payouts thereunder, or other reasons, provided that any termination of the Plan shall not be effective prior to the date that is two years after the date the Board adopts a resolution to terminate the Plan, unless (i) the termination of the Plan is required by a change in the tax or other applicable laws or accounting rules, or (ii) the Participants have become subject to tax on the amounts deferred under the Plan. Notwithstanding the foregoing, following a Change in Control, the Plan may not be terminated prior to the date that is three years after the date the Change in Control occurs, or, if earlier, the date on which amounts deferred under the Plan have become taxable to Participants. In the event the Board adopts a resolution terminating the Plan, the Board or the Committee shall determine the date as of which deferral elections shall cease to have effect in accordance with the requirements of Code Section 409A.
(b)    Payments Upon Termination. Distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Plan, except that payments may, in the discretion of the Board, be accelerated if:

(i)    The Plan is terminated and liquidated pursuant to Section 5.6 of the Plan;

(ii)    Accelerated payment is otherwise permitted by Treas. Reg. § 1.409A‑3(j)(4)(ix) (or any successor provision) or other guidance issued by the Secretary of the Treasury, or

(iii)    The Plan is terminated because Participants have become subject to tax on their deferrals due to the Plan’s failure to satisfy the requirements of Code Section 409A. Payment to a Participant may not exceed the amount required to be included in income as a result of such failure.

ARTICLE IX
MISCELLANEOUS
9.1    Unsecured General Creditor. The rights of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.
9.2    Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. No assets shall be transferred to a trust if such transfer would result in the taxation of benefits prior to distribution under Code Section 409A(b).
9.3    Nonassignability.
(a)    Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
(b)    Notwithstanding subsection (a), the right to benefits payable with respect to a Participant pursuant to a Qualified Divorce Order may be created, assigned, or recognized. The Committee shall establish appropriate policies and procedures to determine whether a Divorce Order presented to the Committee constitutes a Qualified Divorce Order under this Plan, and to administer distributions pursuant to the terms of Qualified Divorce Orders. In the event that a Qualified Divorce Order exists with respect to benefits payable under the Plan, such benefits otherwise payable to the Participant specified in the Qualified Divorce Order shall be payable to the Alternate Payee specified in such Qualified Divorce Order.
9.4    Release from Liability to Participant. A Participant’s right to receive benefits under the Plan shall be reduced to the extent that any portion of a Participant’s Deferral Account(s) has been paid or set aside for payment to an Alternate Payee pursuant to a Qualified Divorce Order. The Participant shall be deemed to have released the Company and the Plan from any claim with respect to such amounts in any case in which (a) the Company, the Plan, or any Plan representative has been served with legal process or otherwise joined in a proceeding relating to such amounts, and (b) the Participant fails to obtain an order of the court in the proceeding relieving the Company and the Plan from the obligation to comply with the judgment, decree or order.
9.5    Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.
9.6    Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.
9.7    Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
9.8    Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.
9.9    Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
9.10    Applicable Law. The Plan shall be governed by and construed in accordance with Code Section 409A, and any regulations promulgated thereunder. To the extent that the Plan covers individuals who first became Participants prior to January 1, 2017 (including their Beneficiaries and others claiming benefits through such Participants), it shall be governed in accordance with the laws of the State of California to the extent such laws are not preempted by ERISA. To the extent that the Plan covers individuals who first become Participants on or after

January 1, 2017 (including their Beneficiaries and others claiming benefits through such Participants), it shall be governed in accordance with the laws of the State of Texas to the extent such laws are not preempted by ERISA.